EXHIBIT INDEX

            Following is the list of Exhibits, as required by Item 601 of Regulation S-K, filed as a part of this Annual Report on Form 10-K, including Exhibits incorporated herein by reference (1):

  Exhibit No.
(Regulation S-K
   Item 601
  Designation)              Exhibits
---------------             --------

(3)         Articles of Incorporation and Bylaws:

            (i)        1--    Restated Certificate of Incorporation of
                              the Registrant under Section 807 of the
                              Business Corporation Law, filed
                              November 12, 1998.  ((1); Exhibit (3)(i))

            (ii)       1--    Bylaws in effect on the date of this
                              Report.  ((1); Exhibit (3)(ii))

(4) Instruments defining the rights of security holders, including indentures (see also Exhibit (3) above):

                  Credit Agreement, dated December 4, 1998, among Registrant, certain lenders and the First National Bank of Chicago, as agent.

(23) --     Consent of Experts:

            The consent of PricewaterhouseCoopers LLP.

(27) --     Financial Data Schedule

The following are notes to the Exhibits listed above:

            (1)        Incorporated   herein  by   reference   to   Registrant's
                       Quarterly report on Form 10-Q for fiscal quarter ended September 30, 1998 (File No. 333-52797).

--------------------

            (1) Exhibits which are incorporated by reference to other filings are followed by information contained in parentheses, as follows: The first reference in the parenthesis is a numeral, corresponding to a numeral set forth in the Notes which follow this Exhibit list, which identifies the prior filing in which the Exhibit was physically filed; and the second reference in the parenthesis is to the specific document in that prior filing in which the Exhibit appears.

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